SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported):  FEBRUARY 22, 2000
                                                       (FEBRUARY 18, 2000)


                          STERLING COMMERCE, INC.
        -----------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


            DELAWARE                    1-14196              75-2623341
 ----------------------------        ------------       -------------------
 (State or Other Jurisdiction        (Commission           (IRS Employer
       of Incorporation)             File Number)       Identification No.)


        300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS       75201
        -----------------------------------------------------------
        (Address of principal executive offices)         (zip code)


    Registrant's telephone number, including area code:  (214) 981-1100


                               NOT APPLICABLE
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


 ITEM 5.   OTHER EVENTS.

           On February 18, 2000, Sterling Commerce, Inc., a Delaware corporation (the "Company"), SBC Communications, Inc., a Delaware corporation ("SBC"), and SBC Silver, Inc., a Delaware corporation and a wholly owned subsidiary of SBC ("Tender Subsidiary"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for transactions that will cause a change of control of the Company and ultimately lead to the Company becoming a wholly owned subsidiary of SBC. Copies of the Merger Agreement and the joint press release issued in connection therewith are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

           Under the terms of the Merger Agreement, Tender Subsidiary will commence a tender offer (the "Offer") to acquire all of the Company's outstanding shares of common stock, par value $.01 per share, together with the associated rights to purchase the Company's Series A Junior Participating Preferred Stock, par value $.01 per share (the "Company Common Stock"), at a price of $44.25 per share, net to the stockholders in cash. The obligations of Tender Subsidiary to consummate the Offer and to accept for payment and to pay for shares of Company Common Stock validly tendered on or prior to the expiration of the Offer and not withdrawn will be subject to the following conditions, among others: (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that number of shares of Company Common Stock which represents at least a majority of the shares of Company Common Stock on a fully diluted basis (excluding options not exercisable at the time the Offer is consummated) and (ii) the expiration of (or the termination of the applicable waiting periods under) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the Swedish Competition Act and the German Competition Act.

           Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of certain other conditions, Tender Subsidiary will be merged with and into the Company (the "Merger") with the Company being the surviving corporation. In the Merger, each outstanding share of Company Common Stock (other than shares held by SBC and Tender Subsidiary and by stockholders who perfect appraisal rights under Delaware law), will be converted into the right to receive cash in the amount of $44.25.

           Concurrently with the execution of the Merger Agreement, certain stockholders of the Company (the "Stockholders") holding approximately 9% of the outstanding Company Common Stock on a fully diluted basis entered into a stockholders agreement (the "Stockholders Agreement") with SBC and Tender Subsidiary pursuant to which each Stockholder agreed, among other things, to tender all of such Stockholder's shares of Company Common Stock in the Offer, to vote all of such shares in favor of the approval and adoption of the Merger Agreement and to grant SBC a voting proxy in connection therewith. A copy of the Stockholders Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.


 ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS.

 (c)  Exhibits.

 No.       Description
 ---       -----------
 2.1 Agreement and Plan of Merger, dated as of February 18, 2000, among SBC Communications, Inc., SBC Silver, Inc. and Sterling Commerce, Inc.

 2.2 Stockholder's Agreement, dated as of February 18, 2000, among SBC Communications, Inc., SBC Silver, Inc. and certain stockholders of Sterling Commerce, Inc. listed on the signature pages thereof.

 99.1      Joint Press Release of Sterling Commerce, Inc. and SBC
           Communications, Inc., dated February 22, 2000.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               STERLING COMMERCE, INC.

                               By:  /s/ Albert K. Hoover
                                  ------------------------------------
                               Name:  Albert K. Hoover
                               Title: Executive Vice President, General
                                         Counsel and Secretary


 Dated: February 22, 2000



                               EXHIBIT INDEX


 Exhibit No.    Description
 -----------    -----------

     2.1 Agreement and Plan of Merger, dated as of February 18, 2000, among SBC Communications, Inc., SBC Silver, Inc. and Sterling Commerce, Inc.

     2.2 Stockholder's Agreement, dated as of February 18, 2000, among SBC Silver, Inc. and certain stockholders of Sterling Commerce, Inc. listed on the signature pages thereof.

     99.1 Joint Press Release of Sterling Commerce, Inc., and SBC Communications, Inc., dated February 18, 2000.